UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Ameriprise Financial, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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We are providing additional detail regarding certain Ameriprise Financial, Inc. (the “Company”) compensation plans, the following describes each plan’s purpose and shares outstanding and available.

Ameriprise Financial 2005 Incentive Compensation Plan

The Ameriprise Financial 2005 Incentive Compensation Plan, as amended and restated effective April 25, 2007 (the “2005 Plan”) promotes the interests of the Company and its shareholders by providing eligible employees, non-employee directors and independent contractors of the Company, who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to continue in the service of the Company by providing such individuals with a proprietary interest in pursuing the long-term growth, profitability and financial success of the Company. The maximum number of shares with respect to which incentive awards may be granted under the Plan may not exceed 37,900,000, and no more than 4,400,000 of which may be used for awards other than stock options or stock appreciation rights (“full value awards”).

As of December 31, 2009, there were 23,783,918 shares outstanding, of which 3,410,040 relate to full value awards and 13,947,613 total shares available for grant, under the 2005 Plan. Contingent upon shareholder approval, a new limit of 6,000,000 full value awards may become effective as of April 28, 2010, the date of the 2010 Annual Meeting of Shareholders.

Ameriprise Financial Franchise Advisor Deferred Equity Plan

The Ameriprise Financial Franchise Advisor Deferred Equity Plan, as amended and restated effective January 1, 2010 (the “P2 Deferred Compensation Plan”) is designed to encourage the retention of top-producing independent financial advisors and to reward those advisors for valuable contributions to the future success of the Company. With respect to a particular plan year, a participant may receive a Company match of up to a specified percentage of his or her elective deferrals for such plan year to be credited in deferred share units to a separate stock match account.

As of December 31, 2009, there were 4,167,015 share units outstanding , of which 1,415,837 share units are attributed to the Company match and 2,278,245 share units available, under the P2 Deferred Compensation Plan. Effective beginning with the 2010 plan year, any Company match provided will be issued under the 2005 Plan and will count against the 2005 Plan’s full value award limit.

Ameriprise Advisor Group Deferred Compensation Plan

The Ameriprise Advisor Group Deferred Compensation Plan, as amended and restated effective January 1, 2010 (the “Employee Advisor Deferred Compensation Plan”) provides a means for the deferral of eligible compensation by a select group of highly compensated employees who contribute materially to the continued growth, development and future business success of the Company.  There is no Company match under the plan.

As of December 31, 2009, there were 114,592 share units outstanding and 2,885,408 share units available, with no share units outstanding or available attributable to a Company match, under the Employee Advisor Deferred Compensation Plan.

Ameriprise Financial 2008 Employment Incentive Equity Award Plan

The Ameriprise Financial 2008 Employment Incentive Equity Award Plan, effective November 20, 2008 (the “2008 Plan”) promotes the interests of the Company and its shareholders by providing the eligible new employees who are largely responsible for the management, growth and protection of the business of the Company, with incentives and rewards to encourage them to begin, and to continue, in the service of the Company.

As of December 31, 2009, there were 2,734,436 shares outstanding, of which 1,924,446 relate to full value awards and 3,165,387 shares available, of which all may be used for full value awards, under the 2008 Plan.

Notwithstanding the above, the Company retains the right to amend its compensation and benefits plans in accordance with the applicable plan documents.